Exhibit 99.1

IPASS REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

REDWOOD SHORES, Calif. — August 7, 2012 — iPass Inc. (NASDAQ: IPAS), the global Wi-Fi roaming leader for enterprise and telecom service providers, today announced financial results for the second quarter ended June 30, 2012.

“We achieved a fifth straight quarter of strong user growth on our Open Mobile Enterprise platform with Q2 growing sequentially by more than 50%, ending the quarter with more than 490,000 gross monetized Open Mobile Enterprise users. We expect this Open Mobile momentum to continue as increasing these mobile users, especially on smart phones and tablets, remains our execution and growth strategy,” said Evan Kaplan, president and CEO of iPass. “We were pleased to announce this morning that the iPass global Wi-Fi network now exceeds more than 1 million hotspots, making this the largest global commercial Wi-Fi network. We also delivered on our objective of adding key strategic global telecom carriers to our Open Mobile Exchange platform this quarter, further reinforcing the OMX value proposition, and in turn driving the strategic value and competitive advantage of iPass’ growing and unique business in Wi-Fi roaming and off-load.”

“We were pleased to deliver Adjusted EBITDA income ahead of expectations for the second quarter,” said Steven Gatoff, senior vice president and CFO of iPass. “We continue to see our path to return to revenue growth and cash flow generation, and remain committed to delivering Adjusted EBITDA income for 2012.”

iPass reported revenues of $32.2 million for Q2 2012, compared to $33.3 million in Q1 2012 and $35.5 million in Q2 2011.

iPass reported a net loss of $0.9 million for Q2 2012, compared to $1.3 million for Q1 2012 and $1.1 million for Q2 2011. Adjusted EBITDA income was $0.4 million for Q2 2012, compared to thirty-three thousand dollars in Q1 2012 and Adjusted EBITDA loss of $0.2 million in Q2 2011.

Operating Highlights

Strong User Growth in Open Mobile Enterprise Business (iPass OME):

•

Grew Gross Open Mobile Enterprise monetized users to more than 490,000 as of June 30, 2012, an increase of 53% or 170,000 users from March 2012 on a combination of user growth in existing enterprise customers, continued customer migrations to Open Mobile and traction in adding users at carrier channel partners.

•

Added more than 77,000 Active Open Mobile Enterprise monetized users since March 2012, an increase of more than 57%, ending the quarter with more than 212,000 Active monetized users on the Open Mobile Enterprise platform.

•	Signed Open Mobile agreements with large enterprise customers globally, including Robert Bosch, Rolls Royce, Coca Cola, Borg Warner, East Chemical, Robert Half, Cargill and numerous others.

•	Signed significant enterprise customers, including Baxter, Deere & Company, and Rockwell Collins, to iPass Open Mobile Express, a recently-launched lightweight version of iPass Open Mobile.

•

Expanded the iPass European channel partner program by targeting new mobile device management (MDM) channel partner experts, complementing their existing mobility solutions with the iPass Open Mobile platform.

•	Delivered new versions of iPass Open Mobile for smartphone and tablet clients (Android and iOS), focused on simplifying client activation and provisioning for IT administrators and end users.

•	Launched the Japanese version of iPass Open Mobile 2.0 for laptops (Windows) as well as smartphone and tablet clients (Android and iOS).

Sizable Growth of iPass Global Wi-Fi Network to More Than 1 Million Hotspots:

•

Expanded the iPass global Wi-Fi network footprint that now encompasses more than 1 million commercial Wi-Fi hotspots in over 110 countries globally and across leading Wi-Fi venues, with infrastructure that is integrated with more than 140 leading global Wi-Fi operators. The iPass global Wi-Fi network provides enterprise customers with access to this extensive network through the iPass Open Mobile platform, and presents telecom service providers and Wi-Fi network operators with the opportunity to reduce costs, gain operational efficiencies and drive market growth as their subscribers roam on the iPass Open Mobile Exchange.

•

Added to iPass’ Intellectual Property of unique and core Wi-Fi network service quality monitoring, transaction billing, and settlement that forms the basis of iPass’ cloud-based Open Mobile platform; iPass was granted an additional patent that increased the company’s global patent portfolio to 29 patents with 15 additional patents pending.

•

Joined the Wi-Fi Alliance during the second quarter, championing support for the development of Next Generation Hotspot and Hotspot 2.0 Wi-Fi standards initiatives that are important to simplify connectivity to Wi-Fi hotspots from mobile devices such as smartphones and tablets. This new technology helps remove end-user friction, drives potential increase in market opportunities for mobile carriers and further enables the iPass value proposition around its role of policy distribution and enforcement, and connectivity intelligence.

Continued Traction Adding Carrier Customers to iPass Open Mobile Exchange (iPass OMX):

•

Increased momentum and traction in building-out the iPass OMX eco-system with new platform relationships with key telecom carrier partners including mobile operators, and telecommunication service providers in Europe and Asia, exiting Q2 with 15 global telecom service providers signed on the iPass OMX offerings.

•	Announced that KDDI, Japan’s principle telecommunications provider, began offering their subscribers a global Wi-Fi data roaming service that utilizes iPass OMX.

•

Provided the critical Wi-Fi roaming and settlements technology underpinnings for Deutsche Telekom’s “Wi-Fi Mobilize” offering which supported the signing and addition of Thailand’s leading telecommunications provider, dtac, enabling them to provide their subscribers a seamless global Wi-Fi service on Android smartphones and tablets along with the iPhone and iPad.

Strong and Consistent Revenue Growth at iPass Managed Network Services (iPass MNS):

•	Grew iPass MNS revenue by approximately 12% year-over-year on continued traction with fully-managed high bandwidth Branch VPN service in the retail, financial, insurance and healthcare markets.

•

Completed a significant deployment of the company’s new in-store/in-office Wi-Fi Extend solution along with value add security services to a large national retailer of office products with more than 1,000 stores.

•

Released a new Wide Area Network product offering, iPass MultiLink Connect, with significantly faster speeds over MPLS services, which offers enterprises a fully-managed, highly available WAN IP VPN solution that provides a strong foundation for retail or branch office Wi-Fi networks.

iPass Added to Russell 2000 and Russell Global Indexes:

iPass’ common stock [NASDAQ: IPAS] was added to the Russell 2000® and Russell Global® Indexes, effective after the market close on June 22, 2012, as part of Russell Investment Group’s annual rebalancing of its U.S. and global equity indexes.

Financial Highlights

Q2 2012 (unaudited; in millions)	Q2’12	Q1’12
Revenue:
Mobility Services:(1)	$23.9	$25.2
Network Revenue	18.0	19.2
Platform Revenue	5.4	5.4
Other Fees	0.5	0.6
Managed Network Services (MNS)	8.3	8.1

Total Revenue	$32.2	$33.3
GAAP Net Loss	$(0.9)	$(1.3)
Adjusted EBITDA Income(2)	$0.4	$0.0
Cash and Cash Equivalents at Period End	$25.3	$25.8
Shares of Common Stock Outstanding at Period End	61.0	60.5

(1)	iPass Mobility Services includes (i) the company’s Enterprise Mobility Services business (which consists of its iPass Open Mobile Enterprise offering and the legacy Mobile Office offering), and (ii) the iPass Open Mobile Exchange offerings (“iPass OMX”). iPass OMX revenue of approximately $0.2 for Q2 2012 and $0.1 million for Q1 2012 are included in Mobility Services revenue.
(2)	The definition of Adjusted EBITDA and the reconciliation of Non-GAAP to GAAP financial measures are discussed below.

Selected Operating Metrics

iPass uses certain key metrics described below to evaluate its operating performance and its success in growing its business. In addition to the Total Average Monthly Monetized Users metric, the Open Mobile Enterprise (OME) monetized user metrics provide additional visibility into the overall adoption and monetization of the new Open Mobile enterprise platform.

Monetized Users

	June 2012	March 2012
Open Mobile Enterprise Users:
Active (1)	212,000	135,000
Paying, Undeployed (2)	279,000	186,000

Gross Open Mobile Enterprise Users (3)	491,000	321,000

	Q2’12	Q1’12
Total Average Monthly Monetized Users (4)	582,000	582,000
Network	129,000	139,000
Platform	545,000	541,000

Network Gross Margin (5)	47.5%	46.4%

(1)	Represents the number of Open Mobile Enterprise (“OME”) users in the months presented, who were billed platform fees and who have used or deployed Open Mobile.
(2)	This metric represents the number of Open Mobile Enterprise users for which Open Mobile platform fees were billed for the period but that have not yet used Open Mobile or fully-deployed.
(3)	Represents the sum of both Active and Paying, Undeployed Open Mobile Enterprise monetized users.
(4)	Average Monthly Monetized Users (AMMU) metric is based on the number of active users of iPass’ network and platform services across both its legacy Mobile Office offering and new Open Mobile Enterprise offerings. The AMMU number represents the average number of users per month, during the quarter, for which a fee was billed by iPass to a customer for such users. Note that there is some overlap for users that may be active users of both Network and Platform services in a given month.
(5)	Network Gross Margin is defined as (Mobility Network Revenue plus MNS Revenue less Network Access Costs) divided by (Mobility Network Revenue plus MNS Revenue).

Q3 2012 Guidance

For the third quarter of 2012 ending September 30, 2012, iPass anticipates total revenue and adjusted EBITDA income (loss) to be in the following ranges:

Total Revenue	$29 – 32 million
Adjusted EBITDA Income / (Loss) (1)	$(1.25) – 0.25 million

(1)	A reconciliation of Adjusted EBITDA income (loss) to GAAP net loss is provided in the attached schedules. The guidance for Adjusted EBITDA income (loss) for the third quarter of 2012 does not include the impact of any foreign exchange gains or losses.

Conference Call and Webcast Information

iPass will host a live conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time). The conference call will be accessible by telephone, toll-free at 888-487-0361 or direct dial at 719-457-2632 with a participant confirmation code of 1148754. The conference call will also be available live via webcast on the Company’s web site at http://investor.ipass.com. The webcast will be available for replay until iPass reports its third quarter 2012 results.

The dial-in number for a telephone replay of the conference call is 888-203-1112 and 719-457-0820 and will be available until September 30, 2012. The confirmation code for the replay is 1148754.

Cautionary Information About Forward-Looking Statements

The statements in this press release regarding iPass’ expectations that the Open Mobile momentum will continue given iPass’ execution and growth strategy of increasing mobile users on smart phones and tablets, iPass’ path to return to revenue growth, cash flow generation and Adjusted EBITDA income for 2012, and iPass’ projections of its third quarter 2012 financial results under the caption “Q3 2012 Guidance” are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including the following: the risk that the “End of Life” of the legacy Mobile Office product may negatively impact customer retention and mobility revenues; the risk that the Open Mobile platform and Open Mobile Exchange will not achieve the market acceptance iPass expects; the risk that iPass customers and partners may not be willing to agree to minimum purchase and resale commitments at the rate iPass expects; the risk of material reductions in iPass customers’ existing minimum commitments more than iPass currently expects; the risk that iPass carrier and channel partners do not successfully market iPass services to their customers; the risk that iPass does not accurately predict usage for its Enterprise Flat Rate price plan which could result in iPass expenses exceeding revenues for these plans; the risk that iPass customers do not widely deploy iPass Open Mobile on smartphones, tablets and other mobile handheld devices; the risk that demand for mobility services does not grow as iPass expects; the risk of facing strong competition in the market for mobility services and managed network services; the risk that iPass fails to address market requirements, evolving standards and technological changes in the mobility services industry; and the risk that a meaningful portion of iPass business is international, which subjects iPass business to additional risks. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ 2011 Annual Report on Form 10-K filed with the SEC and available at the SEC’s Web site at www.sec.gov and the company’s website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.

Information Regarding Non-GAAP Financial Measures

This press release also contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). The company considers Adjusted EBITDA as a supplemental measure of the company’s performance that is not required by, nor presented in accordance with GAAP.

The company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges, and certain state sales and federal tax charges. The company believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time. Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its strategic plan, operating budgets and allocation of resources.

Furthermore, the company believes the use of Adjusted EBITDA is useful to investors:

1)	To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2)	To provide consistency and enhance investors’ ability to compare the company’s performance across financial reporting periods; and

3)	To facilitate comparisons to the operating results of other companies in the company’s industry, which use similar financial measures to supplement their GAAP results.

Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company’s liquidity.

About iPass Inc.

iPass helps enterprises and telecom service providers ensure their employees and subscribers stay well connected. Founded in 1996, iPass (NASDAQ: IPAS) delivers the world’s largest commercial-grade Wi-Fi network and trusted connectivity platform. With over one million Wi-Fi hotspots across 111 countries and territories, iPass gives its customers always-on, frictionless connectivity anywhere in the world – simply, securely and cost effectively. Additional information is available at www.iPass.com or on Smarter Connections, the iPass blog.

CONTACT:

Investor Relations

ir@ipass.com

+1 650-232-4110

NOTE: iPass® is a registered trademark of iPass Inc. Open Mobile, OME, Open Mobile Express, Open Mobile Exchange and OMX are trademarks of iPass Inc. Wi-Fi® is a registered trademark of the Wi-Fi Alliance. Other company names, logos and product or service names mentioned herein are the trademarks owned by their respective owners.

iPASS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	June 30,	December 31,
	2012	2011
Assets

Current assets:
Cash and cash equivalents	$25,257	$25,439
Accounts receivable, net of allowance for doubtful accounts of $1,009 and $1,605, respectively	18,648	21,307
Prepaid expenses and other current assets	5,773	5,938

Total current assets	49,678	52,684

Property and equipment, net	6,114	4,013
Intangible assets, net	49	169
Other assets	5,417	6,239

Total assets	$61,258	$63,105

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$7,042	$8,701
Accrued liabilities	9,472	9,502
Deferred revenue, short-term	3,852	3,852

Total current liabilities	20,366	22,055

Deferred revenue, long-term	3,128	3,134
Other long-term liabilities	587	469

Total liabilities	$24,081	$25,658

Stockholders’ equity:
Common stock	61	59
Additional paid-in capital	211,507	209,624
Accumulated deficit	(174,391)	(172,236)

Total stockholders’ equity	37,177	37,447

Total liabilities and stockholders’ equity	$61,258	$63,105

iPASS INC.

CONDENSED CONSOLIDATED STATEMENTS OF

OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenues	$32,244	$35,511	$65,538	$71,915

Cost of revenues and operating expenses:
Network access costs	13,835	17,209	28,475	34,601
Network operations	5,407	5,520	10,806	11,418
Research and development	3,445	3,490	7,147	7,128
Sales and marketing	5,084	4,958	10,434	10,703
General and administrative	5,244	5,203	10,502	10,028
Restructuring charges (benefits) and related adjustments	9	10	5	(155)
Amortization of intangible assets	60	60	120	120

Total cost of revenues and operating expenses	33,084	36,450	67,489	73,843

Operating loss	(840)	(939)	(1,951)	(1,928)

Interest income	3	15	6	100
Foreign exchange gains (losses), net	(34)	(119)	(63)	(462)

Loss before income taxes	(871)	(1,043)	(2,008)	(2,290)
Provision for income taxes	10	15	147	245

Net loss	$(881)	$(1,058)	$(2,155)	$(2,535)

Comprehensive Loss	$(881)	$(1,058)	$(2,155)	$(2,535)

Basic and diluted net loss per share	$(0.01)	$(0.02)	$(0.04)	$(0.04)

Weighted average number of common shares outstanding — Basic and Diluted (1)	60,747,796	58,379,136	60,252,836	58,272,603

(1)	Given the net loss for the period, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since the effect would have been anti-dilutive.

iPASS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended
	June 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(2,155)	$(2,535)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	1,144	957
Amortization of intangible assets	120	120
Depreciation and amortization	1,155	1,200
Loss on disposal of property and equipment	3	87
Provision for (recovery from) doubtful accounts	(283)	244
Changes in operating assets and liabilities:
Accounts receivable	2,942	1,379
Prepaid expenses and other current assets	165	217
Other assets	351	433
Accounts payable	(1,647)	(3,745)
Accrued liabilities	(30)	(3,513)
Deferred revenues	(6)	649
Other liabilities	118	(161)

Net cash provided by (used in) operating activities	1,877	(4,668)

Cash flows from investing activities:
Purchases of property and equipment	(3,271)	(685)
Change in restricted cash pledged for letter of credit	471	288

Net cash used in investing activities	(2,800)	(397)

Cash flows from financing activities:
Proceeds from issuance of common stock	741	422

Net cash provided by financing activities	741	422

Net decrease in cash and cash equivalents	(182)	(4,643)
Cash and cash equivalents at beginning of period	25,439	30,746

Cash and cash equivalents at end of period	$25,257	$26,103

Supplemental disclosures of cash flow information:
Net cash paid for taxes	$242	$338
Accrued amounts for acquisition of property and equipment	$376	$137
Leasehold improvements paid by landlord	$251	—

iPASS INC.

RECONCILIATION OF NON-GAAP TO GAAP METRICS

(Unaudited, in thousands)

		Three Months Ended
		June 30,	March 31,	June 30,
		2012	2012	2011
I	Reconciliation of Adjusted EBITDA Income (Loss) to GAAP Net Loss:
	Adjusted EBITDA Income (Loss)	$377	$33	$(164)
	(a) Interest income	3	3	15
	(b) Income tax expense	(10)	(137)	(15)
	(c) Depreciation of property and equipment	(532)	(623)	(577)
	(d) Amortization of intangible assets	(60)	(60)	(60)
	(e) Stock-based compensation	(615)	(529)	(504)
	(f) Restructuring (charges) benefits and related adjustments	(9)	4	(10)
	(g) Certain state sales and federal tax items and other discrete items	(35)	34	257

	GAAP Net Loss	$(881)	$(1,275)	$(1,058)

	Q3 2012 Guidance
		(Unaudited, in millions)
II	Reconciliation of Q3 2012 Adjusted EBITDA Income (Loss) to GAAP Net Loss:
	Adjusted EBITDA Income (Loss) (1)	$(1.3)		$0.3
	(a) Income tax expense		(0.1)
	(b) Depreciation of property and equipment		(0.5)
	(c) Amortization of intangible assets		(0.1)
	(d) Stock-based compensation		(0.5)

	GAAP Net Loss	$(2.5)		$(0.9)

(1)	The Q3 2012 Guidance for Adjusted EBITDA income (loss) does not include the impact of any foreign exchange gains or losses.